Media Contact:                       Investor Contact:
Greg Berardi                         Dan Rumsey, General Counsel and Interim CFO
415-239-7826                         408-866-3666
greg@bluemarlinpartners.com          dan.rumsey@p-com.com


             CARLOS BELFIORE NAMED CHIEF TECHNOLOGY OFFICER OF P-COM
                          P-Com Expands Management Team
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CAMPBELL, CA (Nov. 10, 2003) - P-Com, Inc. (OTCBB:PCOM), a worldwide provider of wireless telecom products and services, today announced the appointment of Carlos Belfiore as Chief Technology Officer and Vice President of Engineering.

"Carlos Belfiore is one of the telecom industry's most talented and respected technology executives, and his leadership will be a great asset to P-Com," said Sam Smookler, P-Com's Chief Executive Officer. "Carlos has the experience, expertise and industry knowledge to help P-Com build the next generation of products that will drive its success."

Belfiore, who has 20 years of experience in the wireless industry, is responsible for P-Com's broadband access products in both the licensed and unlicensed frequency bands. He also oversees the company's research and development activities.

"P-Com has a reputation for technology and engineering excellence, and I'm pleased to join the management team," Belfiore said. "P-Com is now well-positioned to re-emerge as one of the leading telecom equipment providers by leveraging its existing line of high quality products and building on the success of its worldwide base of installed radios."

Before joining P-Com, Belfiore spent 14 years with San Jose-based Stratex Networks (Nasdaq:STXN), a solutions provider for high-speed wireless transmission, in various managerial and technical leadership roles. At Stratex, he led the signal processing development team that crafted the architecture and then developed high-performance, spectrally efficient QAM radios enabled via internally driven SoC programs. During his tenure he created and led a recognized design team in the point-to-point Fixed Wireless industry and was a key contributor to seven different Stratex platforms with more than 30 variants. Before that, Belfiore was Advanced Development Manager at the Microwave Communications Division of Harris Corporation (NYSE:HRS), an international communications technology company. Belfiore is a member of the Institute of Electrical and Electronics Engineers, Inc. (IEEE) and an early contributor to the IEEE 802.16 standard. Belfiore has a PhD in Electric Engineering and a Master's of Science degree in Electrical Engineering from the University of Minnesota.

About P-Com, Inc.
P-Com, Inc. develops, manufactures, and markets point-to-point, spread spectrum and point-to-multipoint, wireless access systems to the worldwide telecommunications market. P-Com broadband wireless access systems are designed to satisfy the high-speed, integrated network requirements of Internet access associated with Business to Business and E-Commerce business processes. Cellular and personal communications service (PCS) providers utilize P-Com point-to-point systems to provide backhaul between base stations and mobile switching centers. Government, utility, and business entities use P-Com systems in public and private network applications. For more information visit www.p-com.com or call 408-866-3660.

Safe Harbor Statement
Statements in this release that are not historical, are forward looking and involve known and unknown risks and uncertainties, which may cause P-Com's actual results in future periods to be materially different from any future performance that may be suggested in this release. Such factors may include, but are not limited to, the need to raise equity capital; the ability to obtain equity financing on acceptable terms, if at all; P-Com's ability to enter into agreements with its creditors to substantially reduce its trade and other payables and obligations; a severe worldwide slowdown in the telecommunications equipment and services sector; short-term working capital constraints; fluctuations in customer demand and commitments; fluctuation in quarterly results due to the timing of orders and our capacity to fulfill them; introduction of new products; commercial acceptance and viability of new products; cancellations of orders without penalties; pricing and competition; reliance upon subcontractors; the ability of P-Com's customers to finance their purchases of P-Com's products and/or services; the timing of new technology and product introductions; and the risk of early obsolescence. Further, P-Com operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond P-Com's control, such as announcements by competitors and service providers. Reference is made to the discussion of risk factors detailed in P-Com's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q.


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